UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2025

Global Medical REIT Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of Principal Executive Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On September 18, 2025, in connection with the previously announced one-for-five reverse stock split (the “Reverse Stock Split”) of shares of common stock, par value $0.001 per share (the “Common Stock”), of Global Medical REIT Inc. (the “Company”), the Company filed Articles of Amendment to its charter (the “Amendment”) with the Maryland State Department of Assessments and Taxation. The Amendment, effective as of 5:00 p.m. Eastern Time on September 19, 2025 (the “Effective Time”), converted every five shares of the issued and outstanding Common Stock into one share of common stock of the Company, par value $0.005 per share. The Reverse Stock Split also effected a proportionate reduction in the Company’s authorized shares of Common Stock from 500,000,000 shares to 100,000,000. The Common Stock will begin trading on a reverse split-adjusted basis on the New York Stock Exchange (the “NYSE”) at the opening of trading on September 22, 2025. The Common Stock will continue trading on the NYSE under the symbol “GMRE” with a new CUSIP number (37954A 303).

As of the Effective Time, a corresponding adjustment was made to the outstanding partnership units of the Company’s operating partnership, Global Medical REIT L.P. Effective immediately after the Effective Time, the Amendment reverted the par value of the Common Stock to $0.001 per share. The Reverse Stock Split did not affect the Company’s authorized preferred stock. After the Reverse Stock Split, the Company’s authorized preferred stock of 10,000,000 shares remained unchanged. Additionally, the Reverse Stock Split did not affect the par value of the preferred stock.

Pursuant to the Amendment, any fraction of a share of Common Stock that would otherwise have resulted from the Reverse Stock Split will be settled by cash payment, calculated according to the per share closing price of the Common Stock as reported on the NYSE on September 19, 2025. The Reverse Stock Split affected all record holders of the Common Stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. Holders of Common Stock who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. Holders of Common Stock who hold certificated shares will not be issued new share certificates reflecting the terms of the Reverse Stock Split; rather, all interests represented by paper certificates prior to the Reverse Stock Split will be automatically exchanged for shares of Common Stock held electronically in book-entry form with our transfer agent, Equiniti Trust Company (“Equiniti”). Stockholders of record will receive information from Equiniti regarding their stock ownership following the Reverse Stock Split and cash in lieu of fractional share payments, if applicable, within twenty days of the Effective Time.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 3.03 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 19, 2025, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Adjustment to Equity Plan and Awards

As a result of the Reverse Stock Split, at the Effective Time, (i) the number of shares of Common Stock issuable under the 2016 Equity Incentive Plan of Global Medical REIT Inc., as amended (the “Plan”), (ii) any maximum number of shares of Common Stock with respect to which equity awards may be granted to any participant under the Plan, (iii) each equity award outstanding under the Plan at the Effective Time, and (iv) any performance metric related to the price per share of Common Stock applicable to any award outstanding at the Effective Time, were, in each case, adjusted proportionately to reflect the Reverse Stock Split.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Articles of Amendment of the Company, effective as of September 19, 2025.
99.1	Press Release dated September 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: September 19, 2025